Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Mark Barbalato
(212) 850-5707

MILLER INDUSTRIES REPORTS 2018 FOURTH QUARTER AND FULL YEAR RESULTS

CHATTANOOGA, Tenn., March 6, 2019/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the fourth quarter and full year ended December 31, 2018.

For the fourth quarter of 2018, net sales were $180.0 million, an increase of 12.7%, compared to $159.7 million for the fourth quarter of 2017. Net income in the fourth quarter of 2018 was $10.8 million, or $0.95 per diluted share, an increase of 16.2%, compared to net income of $9.3 million, or $0.81 per diluted share, in the prior year period.

Gross profit for the fourth quarter of 2018 was $22.2 million, or 12.3% of net sales, compared to $18.5 million, or 11.6% of net sales, for the fourth quarter of 2017. Selling, general and administrative expenses were $10.8 million, or 6.0% of net sales, compared to $8.9 million, or 5.6% of net sales, in the prior year period.

For the full year ended December 31, 2018, net sales were $711.7 million, an increase of 15.7% compared to $615.1 million in the prior year. The Company reported net income of $33.7 million, or $2.96 per diluted share for the full year of 2018, an increase of 46.6% compared to net income of $23.0 million, or $2.02 per diluted share for the full year of 2017.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable March 25, 2019 to shareholders of record at the close of business on March 18, 2019.

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MILLER INDUSTRIES REPORTS 2018 FOURTH QUARTER RESULTS	PAGE 2

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “Performance in the fourth quarter continued to be strong, with year-over-year revenue growth of 12.7%. Revenue growth continues to benefit from increases in production capacity, as well as a favorable economic environment. We continued to achieve significant profitability improvement this quarter due to continued efforts to control costs, allowing a gross margin expansion of over 70 basis points year-over-year to 12.3%. Our selling, general and administrative expenses as a percent of total revenue increased 50 basis points year-over-year to 6.0%, primarily due to an increase in headcount to meet rising demand and support the increases in production levels. Despite a relative increase in our selling, general, and administrative expenses, we achieved net income growth of 16.2% in the fourth quarter, supported by operating margin expansion and increased operating leverage. Economic conditions in all of our end-markets remain healthy and we are confident our capital investments will continue to create shareholder value.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, March 7, 2019, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/29581

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through March 21, 2019. The replay number is 1-844-512-2921, Passcode 1747938.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2018 FOURTH QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence upon outside suppliers for our raw materials, including aluminum, steel, petroleum-related products and other purchased component parts; changes in price (including as a result of the imposition of tariffs) of aluminum, steel, petroleum-related products and other purchased component parts; delays in receiving supplies of such materials or parts; operational challenges caused by our increased sales volumes; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; failure to comply with domestic and foreign anti-corruption laws; special risks from our sales to U.S. and other governmental entities through prime contractors; our ability to secure new military orders; competition and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (Unaudited)

	Three Months Ended			Year Ended
	December 31			December 31
			%			%
	2018	2017	Change	2018	2017	Change
NET SALES	$179,968	$159,716	12.7%	$711,706	$615,101	15.7%

COSTS OF OPERATIONS	157,814	141,263	11.7%	628,370	548,000	14.7%

GROSS PROFIT	22,154	18,453	20.1%	83,336	67,101	24.2%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	10,825	8,871	22.0%	39,542	35,561	11.2%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	449	426	5.4%	1,878	1,588	18.3%
Other (Income) Expense, Net	465	203	129.1%	253	(387)	-165.4%

Total Expense, Net	11,739	9,500	23.6%	41,673	36,762	13.4%

INCOME BEFORE INCOME TAXES	10,415	8,953	16.3%	41,663	30,339	37.3%

INCOME TAX PROVISION	(384)	(343)	12.0%	7,917	7,323	8.1%

NET INCOME	$10,799	$9,296	16.2%	$33,746	$23,016	46.6%

BASIC INCOME PER COMMON SHARE	$0.95	$0.81	17.3%	$2.96	$2.02	46.5%

DILUTED INCOME PER COMMON SHARE	$0.95	$0.81	17.3%	$2.96	$2.02	46.5%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%	$0.72	$0.72	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,395	11,378	0.1%	11,388	11,368	0.2%
DILUTED	11,395	11,387	0.1%	11,393	11,385	0.1%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data) (Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$27,037	$21,895
Accounts receivable, net of allowance for doubtful accounts of $1,112 and $1,038 at December 31, 2018 and 2017, respectively	149,142	132,699
Inventories, net	93,767	68,567
Prepaid expenses	3,272	4,272
Total current assets	273,218	227,433
PROPERTY, PLANT AND EQUIPMENT, net	82,850	77,628
GOODWILL	11,619	11,619
OTHER ASSETS	497	558
	$368,184	$317,238

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$98,220	$79,304
Accrued liabilities	24,863	22,001
Long-term obligations due within one year	305	394
Total current liabilities	123,388	101,699
LONG-TERM OBLIGATIONS	15,533	10,212
NONCURRENT TAXES PAYABLE	----	1,102
DEFERRED INCOME TAX LIABILITIES	1,700	1,125
Total liabilities	140,621	114,138

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	----	----
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,394,546 and 11,378,482, outstanding at December 31, 2018 and 2017, respectively	114	114
Additional paid-in capital	150,905	150,699
Accumulated surplus	81,354	55,580
Accumulated other comprehensive loss	(4,810)	(3,293)
Total shareholders' equity	227,563	203,100
	$368,184	$317,238